Exhibit 99.1

Organicell Announces Positive Results Of Initial COVID-19
Zofin™ Patient Trial In India And Trial Expansion

Miami, FL (April 28, 2021) - Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, today announced positive results for the first ten COVID-19 patients treated with Zofin™ in India. This initial trial is being conducted in conjunction with Organicell’s Indian partner, CWI India, with whom Organicell entered into a product testing and distribution agreement on February 9, 2021 to study the effects of Zofin™ on moderate to severe COVID-19 patients.

The initial ten trial participants were hospitalized patients and were treated at Narayana Hrudayalaya Hospital in Bangalore, Lisa Hospital in Kozhikode, Kerala and Prime Indian Hospital in Chennai, and all patients have recovered from their symptoms and have since been discharged from the hospital. Based on the initial results of this trial, the trial will be expanded to an additional sixty-five patients with moderate to severe COVID-19, who will be treated at these hospitals over the next several weeks, with treatments expected to be completed by the end of June 2021.

If the results of the expanded trial are similarly positive, Organicell and CWI India, intend to file with the ICMR (Indian Council for Medical Research) for Emergency Use Approval to use Zofin™ in India as a therapeutic for treating COVID-19.

The Indian Health Ministry is reporting more than 350,000 new COVID infections and over 2,500 deaths per day, a world record, and India is now seeing more new infections than any other country, almost half of all new cases in a global surge.

“The explosive spread of COVID-19 in India, and the lack of treatment that is available to help these millions of people is quite alarming and tragic. We are hopeful that Zofin™ can continue to help these patients, and we will do everything we can to expedite this process,” said Albert Mitrani, CEO of Organicell.

“We are very encouraged with the results shown by patients using Zofin™ and are hopeful that the remaining trial patients will show similar results. These trials could set the stage for a very quick Emergency Use Approval to be able to use Zofin™ for all of our patients,” said Doctor Matthew Roshan of CWI India.

About Zofin™:

Zofin™ is an acellular biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, and chemokines as well as other extracellular vesicles/nanoparticles derived from perinatal tissues. Zofin™ is currently being tested in a phase I/II randomized, double blinded, placebo trial to evaluate the safety and potential efficacy of intravenous infusion of Zofin™ for the treatment of moderate to SARS related to COVID-19 infection vs placebo.

ABOUT ORGANICELL REGENERATIVE MEDICINE, INC.

Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR) is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Jeffrey Freedman

RooneyPartners

646-432-0191

jfreedman@rooneyco.com